UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 Fifth Avenue, 8th Floor New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Medidata Solutions, Inc. (the “Company”) previously disclosed that it entered into executive change in control agreements with each of the Company’s named executive officers (each such named executive officer referred to in this Form 8-K as an “Executive”). On March 1, 2012, the Company and each of the Executives agreed to amend the executive change in control agreements to eliminate the Company’s obligation to make tax gross-up payments. Instead, the amount of severance benefits would be subject to reduction to the extent that the after-tax payments would be increased. The form of the amendment is attached hereto as Exhibit 10.1.

The foregoing description of the amendments is not complete and is qualified in its entirety by reference to the full terms and conditions of the amendment form, which is filed as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Amendment No. 1 to Executive Change in Control Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: March 5, 2012

	By:	/S/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment No. 1 to Executive Change in Control Agreements.